Exhibit 99.1

For Further Information Contact

Julie Bimmerman (404) 888-2103

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS

ATLANTA, GEORGIA, April 27, 2022: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported strong unaudited financial results for its first quarter ended March 31, 2022.

The Company recorded first quarter 2022 revenues of $590.7 million, an increase of 10.3% over the first quarter 2021 revenue of $535.6 million, with organic revenues* increasing 7.0% to $573.1 million. The Company’s first quarter 2022 reported net income was $72.4 million or $0.15 per diluted share, compared to $92.6 million or $0.19 per diluted share for first quarter of 2021. Adjusted net income* and adjusted earnings per diluted share* for the first quarter ended March 31, 2021 were $69.8 million and $0.14 per diluted share, respectively. The first quarter 2021 results have been adjusted to exclude the gain related to the disposition of properties received through the 2019 acquisition of Clark Pest Control of Stockton, Inc. of $31.1 million ($22.9 million, net of tax).

Gary W. Rollins, Chairman and Chief Executive Officer of Rollins stated, “We are proud of our first quarter results and believe we are well positioned for 2022. Our employees have displayed a strong level of commitment and drive towards taking care of our customers. We are confident in our continued strategic growth and profitability moving forward.”

Rollins, Inc. is a premier global consumer and commercial services company.  Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Northwest Exterminating, McCall Service, Trutech, Critter Control, Western Pest Services, Waltham Services, OPC Pest Services, The Industrial Fumigant Company, PermaTreat, Crane Pest Control, Missquito, Orkin Canada, Orkin Australia, Safeguard (UK), Aardwolf Pestkare (Singapore), and more, the Company and its franchises provide essential pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 800 locations. You can learn more about Rollins and its subsidiaries by visiting our web site at www.rollins.com, where you can also find this and other news releases by accessing the news releases button.

*Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most closely correlated GAAP measure.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve risks and uncertainties concerning the business and financial results of Rollins, Inc. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Such forward looking statements include, but are not limited to, statements regarding the Company’s belief that it is well positioned for 2022 and its confidence in its strategic growth and profitability moving forward.

Our actual results could differ materially from those indicated by the forward-looking statements because of various risks, timing and uncertainties including, without limitation, the failure to maintain and enhance our brands and develop a positive client reputation; our ability to protect our intellectual property and other proprietary rights that are material to our business and our brand recognition; actions taken by our franchisees, subcontractors or vendors that may harm our business; general economic conditions; the impact of the extent and duration of economic contraction related to COVID-19 on general economic activity for the remainder of 2022 and beyond; the impact of future developments related to the COVID-19 pandemic on the Company’s business, results of operations, accounting assumptions and estimates and financial condition, including, without limitation, restrictions in customer discretionary expenditures, disruptions in credit or financial markets, increases in fuel prices, raw material costs or other operating costs; potential increases in labor costs; labor shortages and/or our inability to attract and retain skilled workers; competitive factors and pricing practices; changes in industry practices or technologies; the degree of success of our termite process reforms and pest control selling and treatment methods; our ability to identify, complete and successfully integrate potential acquisitions; unsuccessful expansion into international markets; climate change and unfavorable weather conditions; a breach of data security resulting in the unauthorized access of personal, financial, proprietary, confidential or other personal data or information about our customers, employees, third parties, or of our proprietary confidential information; damage to our brands or reputation; possibility of an adverse ruling against us in pending litigation, regulatory action or investigation; changes in various government laws and regulations, including environmental regulations; the adequacy of our insurance coverage to cover all significant risk exposures; the effectiveness of our risk management and safety program; general market risk; management’s substantial ownership interest and its impact on public stockholders and the availability of the Company’s common stock to the investing public; and the existence of certain anti-takeover provisions in our governance documents, which could make a tender offer, change in control or takeover attempt that is opposed by the Company’s Board of Directors more difficult or expensive. All of the foregoing risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. The Company does not undertake to update its forward-looking statements.

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

(unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$258,338	$105,301
Trade accounts receivables, net	137,621	139,579
Financed receivables, net	26,631	26,152
Materials and supplies	29,062	28,926
Other current assets	44,860	52,422
Total Current Assets	496,512	352,380
Equipment and property, net	132,680	133,257
Goodwill	730,139	721,819
Customer contracts, net	318,806	325,929
Trademarks and tradenames, net	109,520	108,976
Other intangible assets, net	10,090	11,679
Operating lease, right-of-use assets	241,043	244,784
Financed receivables, long-term, net	46,192	47,097
Other assets	46,161	34,949
Total Assets	$2,131,143	$1,980,870
LIABILITIES
Accounts payable	38,586	44,568
Accrued insurance, current	37,724	36,414
Accrued compensation and related liabilities	76,291	97,862
Unearned revenue	156,516	145,122
Operating lease liabilities, current	74,463	75,240
Current portion of long-term debt	15,000	18,750
Other current liabilities	82,317	73,206
Total Current Liabilities	480,897	491,162
Accrued insurance, less current portion	32,218	31,545
Operating lease liabilities, less current portion	169,839	172,520
Long-term debt	280,783	136,250
Long-term accrued liabilities	59,877	67,345
Total Liabilities	1,023,614	898,822
STOCKHOLDERS’ EQUITY
Common stock	492,461	491,911
Retained earnings and other equity	615,068	590,137
Total stockholders’ equity	1,107,529	1,082,048
Total Liabilities and Stockholders’ Equity	$2,131,143	$1,980,870

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2022	2021
REVENUES
Customer services	$590,680	$535,554
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	295,378	261,552
Sales, general and administrative	178,785	162,208
Depreciation and amortization	24,847	23,596
Total operating expenses	499,010	447,356
OPERATING INCOME	91,670	88,198
Interest expense, net	568	606
Other income, net	(1,279)	(32,260)
CONSOLIDATED INCOME BEFORE INCOME TAXES	92,381	119,852
PROVISION FOR INCOME TAXES	19,936	27,209
NET INCOME	$72,445	$92,643
NET INCOME PER SHARE - BASIC AND DILUTED	$0.15	$0.19
Weighted average shares outstanding - basic	492,213	492,003
Weighted average shares outstanding - diluted	492,325	492,003

APPENDIX

Reconciliation of GAAP and non-GAAP Financial Measures

The Company has used the non-GAAP financial measures of organic revenues, adjusted net income and adjusted earnings per share (“EPS”) in this earnings release, and the non-GAAP financial measures of organic revenues by type, organic revenues in constant dollars, adjusted EBITDA, and free cash flow in today’s conference call. Organic revenue is calculated as revenue less acquisition revenue. Acquisition revenue is based on the trailing 12-month revenue of our acquired entities. These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP.

Management uses adjusted net income, adjusted EPS and adjusted EBITDA as measures of operating performance because these measures allow the Company to compare performance consistently over various periods without regard to the impact of the property disposition gains, the accelerated stock vesting expense or the SEC matter. Management also uses organic revenues, organic revenues by type and organic revenues in constant dollars to compare revenues over various periods excluding the impact of acquisitions and the change in foreign currency rates. Management uses free cash flow, which is calculated as net cash provided by operating activities less capital expenditures, to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth below is a reconciliation of non-GAAP financial measures used in today’s earnings release and conference call with their most comparable GAAP measures.

(unaudited in thousands except EPS)

	Three Months Ended
	March 31,
			Variance
	2022	2021	$	%
Reconciliation of Net Income to Adjusted Net Income and EPS
Net income	$72,445	$92,643	$(20,198)	(21.8)
Property disposition gains (net of tax $22,893)	—	(31,058)	31,058	—
Adjusted income taxes on excluded items	—	8,165	(8,165)	—
Adjusted net income	$72,445	$69,750	$2,695	3.9
Adjusted earnings per share - basic and diluted	$0.15	$0.14	$0.01	7.1
Weighted average shares outstanding - basic	492,213	492,003	210	0.0
Weighted average shares outstanding - diluted	492,325	492,003	322	0.1

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$72,445	$92,643	$(20,198)	(21.8)
Depreciation and amortization	24,847	23,596	1,251	5.3
Interest expense, net	568	606	(38)	(6.3)
Provision for income taxes	19,936	27,209	(7,273)	(26.7)
EBITDA	117,796	144,054	(26,258)	(18.2)
Property disposition gains	—	(31,058)	31,058	—
Adjusted EBITDA	$117,796	$112,996	$4,800	4.2

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$87,532	$119,486	$(31,954)	(26.7)
Capital expenditures	(7,995)	(7,826)	(169)	(2.1)
Free Cash Flow	$79,537	$111,660	$(32,123)	(28.8)

	Three Months Ended
	March 31,
			Variance
	2022	2021	$	%
Reconciliation of Revenues to Organic Revenues and Organic Revenues in Constant Dollars
Revenues	$590,680	$535,554	$55,126	10.3
Revenue growth from acquisitions	(17,567)	—	(17,567)	—
Organic revenues	573,113	535,554	37,559	7.0
Adjustment to organic revenues on a constant exchange rate	(3,663)	—	(3,663)	—
Organic revenues in constant dollars	$569,450	$535,554	$33,896	6.3

Reconciliation of Residential Revenues to Organic Residential Revenues
Residential revenues	$259,259	$235,179	$24,080	10.2
Residential revenues from acquisitions	(10,282)	—	(10,282)	—
Residential organic revenues	$248,977	$235,179	$13,798	5.8

Reconciliation of Commercial Revenues to Organic Commercial Revenues
Commercial revenues	$205,787	$188,697	$17,090	9.1
Commercial revenue growth from acquisitions	(2,222)	—	(2,222)	—
Commercial organic revenues	$203,565	$188,697	$14,868	7.9

Reconciliation of Termite Revenues to Organic Termite Revenues
Termite revenues	$119,706	$105,694	$14,012	13.3
Termite revenues from acquisitions	(5,063)	—	(5,063)	—
Termite organic revenues	$114,643	$105,694	$8,949	8.5

  CONFERENCE CALL ANNOUNCEMENT

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

First Quarter 2022 results on

Wednesday, April 27, 2022 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 1-877-869-3839 domestic;

1-201-689-8265 international

with conference ID of 13728548

at least 5 minutes before start time.

REPLAY: available through May 2, 2022

Please dial 1-877-660-6853 / 1-201-612-7415, Passcode 13728548

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.rollins.com

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com